SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                            CENDANT CORPORATION
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           (Exact Name of Registrant as Specified in its Charter)


            Delaware                             06-0918165
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State of incorporation of Organization         I.R.S. Employer
                                               Identification No.:

      Cendant Corporation
      9 West 57th Street
      New York, NY                                      10019
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      (Address of Principal Executive Offices)         (Zip Code)


    If this Form relates to the           If this Form relates to the
    registration of a class of            registration of a class of
    securities pursuant to                securities pursuant to Section
    Section 12(b) of the                  12(g) of the Exchange Act and is
    Exchange Act and is effective         effective pursuant to the
    pursuant to the general               general Instruction A. (d)
    Instruction A. (c) please check       please check the following box.  ( )
    the following box. (X)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class              Name of Each Exchange on Which
      to be so Registered              Each Class is to be Registered

      New Income PRIDES                New York Stock Exchange



           INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

            The classes of securities to be registered hereby are the New Income PRIDES of Cendant Corporation, a Delaware corporation.

            For a description of the New Income PRIDES, reference is made to Amendment No. 1 to the Registration Statement on Form S-3 of Cendant Corporation, among other registrants (Registration No. 333-78447), filed with the Securities and Exchange Commission on July 12, 1999 (as amended, the "Registration Statement"), and the form of prospectus for the New Income PRIDES, included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and of a prospectus supplement describing the New Income PRIDES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.     Exhibits

            1. Form of Purchase Contract Agreement, between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

            2. Form of Pledge Agreement, among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).

            3. Form of Income PRIDES (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

            4. Form of Amended and Restated Declaration of Trust, between James E. Buckman and Michael P. Monaco as Regular Trustees, Cendant Corporation and Wilmington Trust Company as Institutional Trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).

            5. Form of Preferred Security (incorporated herein by reference to Exhibit 4.12 to the Registration Statement).

            6. Form of Second Supplemental Indenture, among Cendant Corporation and The Bank of Nova Scotia Trust Company of New York as Indenture Trustee (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).

            7. Form of Senior Debenture (incorporated herein by reference to Exhibit 4.11 to the Registration Statement).

            8. Form of Preferred Securities Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and Cendant Corporation (incorporated herein by reference to Exhibit 4-7 to the Registration Statement).


                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   CENDANT CORPORATION

Dated:  July 13, 1999              By: /s/ James E. Buckman
                                      --------------------------------
                                      James E. Buckman
                                      Senior Executive Vice President
                                      and General Counsel